UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 6, 2019

Geospatial Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-04066	87-0554463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

229 Howes Run Road, Sarver, PA 16055

(Address of principal executive offices)

(724) 353-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) and (b) - Resignation of Mark Smith as Chief Executive Officer

On June 6, 2019, Mark Smith resigned as Chief Executive Officer, director, and Chairman of the Board of Directors (the “Board”) of Geospatial Corporation, a Nevada corporation (the “Company), effective June 11, 2019. In connection with his resignation, Mr. Smith relinquished his role as “Principal Executive Officer” of the Company for SEC reporting purposes. Mr. Smith’s resignation as Chief Executive Officer and as Chairman of the Board did not arise from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c) and (d) - Appointment of David Truitt as Chief Executive Officer and Chairman of the Board of Directors

On June 12, 2019, acting pursuant to unanimous approval of Board, appointed David Truitt as Chief Executive Officer, director, and Chairman of the Board of the Company.  In connection with his appointment as Chief Executive Officer, Mr. Truitt was designated as the Company’s “Principal Executive Officer” for SEC reporting purposes.

David Truitt, age 55, has professional experience with growing technology services companies, as well as software/product development focused companies.  Mr. Truitt was the founder, and has served as President and Chief Executive Officer of Discover Technologies, since 2010, where he is responsible for defining and executing corporate vision as well as providing strategic direction over company operations.  Prior to joining Discover Technologies, Mr. Truitt was the founder, and served as President and Chief Executive Officer of MicroLink LLC., which was sold in 2010.  Mr. Truitt graduated from the University of North Carolina in 1987 with Bachelor of Arts degrees in Economics and Industrial Relations. Mr. Truitt’s experience with growing technology services companies, as well as software/product development focused companies will provide excellent synergies with our Company’s mission.  Based on Mr. Truitt’s work experience, the Board believes that he is well qualified to serve as a director and Chief Executive Officer of the Company.

Family Relationships

There are no family relationships between Mr. Truitt and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”).

Related Party Transactions

Mr. Truitt holds a Secured Promissory Note (the “Note”) bearing interest at 20% per annum.  Principal and interest on the Note totaled $1,854,896 at May 31, 2019.  The note was due on September 15, 2018.   The Note is convertible to the Company’s common stock at price per share of the higher of 75% of the 10-day average bid price or $0.02, and is secured by substantially all the assets of the Company.

On March 7, 2019, Mr. Truitt loaned the Company an additional $100,000 pursuant to a Secured Promissory Note (the “March 2019 Note”) bearing interest at 10% per annum.  Principal and interest on the March 2019 Note totaled $83,851 at May 31, 2019.  The March 2019 Note is secured by substantially all assets of the Company.

Material Plans, Contracts, or Arrangements

The Company presently does not have any contracts or arrangements with Mr. Truitt.

(d) - Appointment of Troy Taggart as Director

On June 12, 2019, acting pursuant to unanimous approval of the Company’s Board, Troy Taggart was appointed as a director of the Company.

Mr. Taggart, age 53, joined the Company as an employee in 2012 and has served as our President since 2013. Mr. Taggart held executive and senior-level positions with several financial services firms prior to co-founding McKim and Company (Formerly VentureRound), a boutique investment banking firm, in 2001. Prior, Mr. Taggart served as Executive Vice President of Bacterin International from 2008 through 2012.  Based on Mr. Taggart’s work experience, the Board believes that he is well qualified to serve as a director of the Company.

Family Relationships

There are no family relationships between Mr. Taggart and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”)

Related Party Transactions

Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Taggart had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Material Plans, Contracts, or Arrangements

The Company presently does not have any contracts or arrangements with Mr. Taggart.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2019	GEOSPATIAL CORPORATION

	By:	/s/ David Truitt
	Name:	David Truitt
	Title:	Chief Executive Officer